Exhibit 10.1

Dialogic Inc.

1504 McCarthy Boulevard, Milpitas, CA

95035-7405 USA

May     , 2012

[Name] [Address] Attention:

Dear                     :

This letter agreement (this “Letter Agreement”) is made by and between Dialogic Inc., a Delaware corporation with offices located at 1504 McCarthy Boulevard Milpitas, California 95035-7405 (the “Company”), and the undersigned Purchaser (as defined in the Securities Purchase Agreement (as defined below)). Reference is hereby made to (i) that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of April 11, 2012, by and among the Company, the Purchaser and the other purchasers identified on the Schedule of Purchasers attached thereto (the “Other Purchasers”), (ii) each of the Notes (as defined in the Securities Purchase Agreement) issued by the Company on April 11, 2012 to the Purchaser and each of the respective Other Purchasers pursuant to and in accordance with the terms of the Securities Purchase Agreement, and (iii) each of the Voting Agreements (as defined in the Securities Purchase Agreement), by and among the Company and the purchasers identified on the Schedule of Purchasers attached thereto. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

The Company and each of the Other Purchasers are entering into amendment agreements substantially similar to this Letter Agreement (the “Other Letter Agreements”).

In consideration of the premises and the agreements herein and for other consideration, the sufficiency of which is hereby acknowledged, each Purchaser and the Company hereby agree, effective as of the Effective Date (as defined below), to amend (i) Section 4.14 of the Securities Purchase Agreement to extend the Stockholder Meeting Deadline from June 30, 2012 to August 15, 2012, (ii) Section 2 of each of the Notes issued to the Purchaser to extend the Maturity Date (as defined in the Notes) of such Notes from June 30, 2012 to August 15, 2012, and (iii) the defined term “Transaction Documents” in Section 1.1 of the Securities Purchase Agreement to include this Letter Agreement and the Other Letter Agreements.

The Company represents to the Purchaser that (i) the Company and each party to a Voting Agreement has either executed a written amendment, in the form attached hereto as Exhibit A (each, an “Amendment” and together, the “Amendments”) or the Other Letter Agreements, pursuant to which the terms of each Voting Agreement was amended to extend the deadline set forth in Section 2.1(b) of each respective Voting Agreement from June 30, 2012 to August 15, 2012, and (ii) each Amendment is effective prior to, or shall be effective simultaneously with, the effectiveness of this Letter Agreement. Each Purchaser hereby agrees to each of the Amendments and to the execution by the Company of each of the Amendments.

[Signature Page to Letter Agreement]

This Letter Agreement shall not be effective unless and until (i) it is duly executed by the parties hereto, (ii) the Other Amendments are duly executed by the Company and each of the respective Other Purchasers, and (iii) each of the Amendments has been duly executed by the Company and each of the respective parties to such Amendments (such date, the “Effective Date”).

On or before 8:30 a.m., New York City time, on the fourth (4th) Business Day following the Effective Date, the Company shall file a Current Report on Form 8-K (the “8-K Filing”) describing the terms of this Letter Agreement and attaching a copy of the form of this Letter Agreement and the form of Amendments. It is understood by the Company and the Purchaser that there has been no disclosure of material non-public information by the Company to the Purchaser, or any of its affiliates or agents, that will not be disclosed pursuant to the 8-K Filing.

This Letter Agreement may be executed in any number of counterparts, which together shall constitute this Letter Agreement. Except as expressly amended by this Letter Agreement and by each of the Amendments, as applicable, the Securities Purchase Agreement, each of the Notes, each of the other Transaction Documents and the Voting Agreement to which the Purchaser is a party shall remain unchanged and in full force and effect in accordance with their respective terms and provisions and are hereby ratified and confirmed in all respects, except that on and after the Effective Date: (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement, as amended by this Letter Agreement and the Other Letter Agreements, (ii) all references in the other Transaction Documents to the Securities Purchase Agreement, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement, as amended by this Letter Agreement and the Other Letter Agreements, (iii) all references in any of the Notes to “this Note”, “the Notes”, “hereto”, “hereof”, “hereunder” or words of like import referring to any of the Notes or the Notes shall mean such Note or the Notes, respectively, as amended by this Letter Agreement and the Other Letter Agreements, (iv) all references in the other Transaction Documents to any of the Notes, the Notes, “thereto”, “thereof”, “thereunder” or words of like import referring to any of the Notes or the Notes shall mean such Note or Notes, respectively, as amended by this Letter Agreement and the Other Letter Agreements, and (v) all references in the Securities Purchase Agreement to a Voting Agreement, “thereto”, “thereof”, “thereunder” or words of like import referring to a Voting Agreement shall mean such Voting Agreement, as amended by one or more Letter Agreements or as otherwise amended. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof). Any amendments or modifications hereto must be executed in writing by all parties hereto.

Please sign where indicated below and return a copy of this executed Letter Agreement to the Company pursuant to the notice provision set forth in Section 6.4 of the Securities Purchase Agreement.

[Signature pages follow]

Very truly yours,

DIALOGIC INC.
By:
Name: Anthony Housefather Title: EVP Corporate Affairs and General Counsel

Agreed and Accepted as of this        day

of May, 2012

[Name]

By:

Name:

Title:

EXHIBIT A

Form of Amendment to Voting Agreement